Exhibit 99.1

NAPCO Announces Executive Leadership Transition

AMITYVILLE, N.Y., July 8, 2026 /PRNewswire/ -- NAPCO Security Technologies, Inc. (“NAPCO” or the “Company”) (NASDAQ: NSSC), one of the leading manufacturers of high-tech electronic security equipment, wireless communication services devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced an executive leadership transition intended to position the Company for its next phase of growth and success.  Mr. Richard Soloway, currently Chairman and Chief Executive Officer, will serve as Founder and Executive Chairman, and Mr. Kevin Buchel, currently President and Chief Operating Officer, will serve as Chief Executive Officer and President.  The transition will be effective as of July 8, 2026.

Mr. Soloway founded NAPCO more than 55 years ago and has led a talented and dedicated team to create one of the most successful and well-recognized security technology companies in the U.S.  As Executive Chairman, Mr. Soloway will continue to provide leadership by focusing on strategic initiatives and long-term business plans, driving new product innovation, maintaining key security industry relationships, and providing guidance and advice to management members on critical issues affecting the Company.  Mr. Soloway will also continue his position as Chairman of Board of Directors of NAPCO.

“It has been a tremendous privilege to serve as Chief Executive Officer of NAPCO, and I am very proud and gratified by the many achievements and milestones since founding the Company,” Mr. Soloway said, “In my new role as Executive Chairman, I am committed to bringing NAPCO to the next level of success. It is also with great confidence and pleasure that we turn the chief executive position over to Kevin, who has already demonstrated his leadership skills and business acumen since his appointment as NAPCO’s President and Chief Operating Officer two years ago, and I look forward to continuing to collaborate with Kevin in our new roles”

As Chief Executive Officer and President, Mr. Buchel will take on additional management responsibilities in all aspects of NAPCO’s day-to-day operations, including implementation of business strategies, execution of marketing and sales plans, communication with customers, suppliers and investors, and management of financial goals and objectives.  Mr. Buchel has held various management positions at NAPCO for more than 25 years, and his intimate knowledge of and extensive experience with the Company makes him well suited to take the helm as Chief Executive Officer of NAPCO.

Mr. Buchel stated “I am very excited and honored for this opportunity to lead the NAPCO team as we embark on the next chapter of NAPCO’s success story. I look forward to executing our strategies, delivering innovative products, and implementing our differentiated business model to drive revenue growth and sustained profitability. I greatly appreciate Dick’s guidance and support over the years, and I am committed to continue working alongside him to lead our Company to the next phase of accomplishments.”

The Board of Directors of NAPCO believes that with the continuing leadership and guidance of Mr. Soloway as the Executive Chairman and Mr. Buchel as the Chief Executive Officer and President, NAPCO is well positioned to pursue and realize its strategic, business and financial objectives, and to create long-term value for its stockholders.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers of high-tech electronic security equipment, wireless communication services devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions. The Company consists of NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion-dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements based on current expectations, estimates, forecasts and projections of future performance, as well as management’s judgment, beliefs, current trends and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the executive leadership transition and the Company’s ability to increase revenue and profitability. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements because of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors, or underlying assumptions that subsequently proved to be incorrect, could cause actual results to differ materially from those in the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

Contact:
Francis J. Okoniewski III
Vice President of Investor Relations
NAPCO Security Technologies, Inc.
800-645-9445 x 374
Mobile: 516-404-3597
fokoniewski@napcosecurity.com

SOURCE NAPCO Security Technologies, Inc.